Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated October 15, 2010, except as to Note 22, which is as of January 27, 2011, with respect to the consolidated financial statements and schedules of MedQuist Holdings Inc. and subsidiaries, included herein. We consent to the use of the aforementioned report above in this Registration Statement and Prospectus on Form S-1 and to the use of our name as it appears under the caption “Experts”.
/s/ GRANT THORNTON
Mumbai, India
January 27, 2011